Exhibit 10.3

Reaffirmation of Guaranty

The undersigned, The Mills Corporation (the “Guarantor”), the guarantor under the Second Amended and Restated Guaranty, dated as of December 17, 2004 (the “Guaranty”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) and each of the lenders who is or may become a party to the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 17, 2004 (the “Credit Agreement”), by and among The Mills Limited Partnership (the “Borrower”), the Guarantor, the Administrative Agent and each of the lenders party thereto (collectively, the “Lenders”) hereby acknowledges the Waiver to Second Amended and Restated Revolving Credit Agreement and Term Loan Agreement, dated as of February 16, 2005 (the “Waiver Agreement”), by and among the Borrower, the Administrative Agent and certain of the Lenders, and confirms that the Guaranty shall remain in full force and effect after giving effect to the Waiver Agreement.

Executed as of this 16th day of February, 2005.

THE MILLS CORPORATION

By:	/s/ M. SCOTT DECAIN
Name:	M. Scott DeCain
Title:	Senior Vice President, Capital Markets